PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
ADDITIONAL SUPPLEMENTAL INFORMATION
FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
(IN THOUSANDS)

NET LOSS AND LOSS ADJUSTMENT EXPENSES:

	Net Incurred Loss and		Net Paid Loss and
	Loss Adjustment Expenses		Loss Adjustment Expenses
	For The Three Months Ended		For The Three Months Ended
	March 31,		March 31,
PRODUCTS	2004	2003	2004	2003
COMMERCIAL LINES	$73,909	$65,938	$46,624	$33,885
SPECIALTY LINES	18,055	18,641	14,165	9,003
PERSONAL LINES	4,279	5,781	3,640	5,605

TOTAL NET LOSS AND LOSS ADJUSTMENT EXPENSES	$96,243	$90,360	$64,429	$48,493

Net Loss & Lae Reserves @ March 31, 2004		$513,310

Taxable Equivalent Yield @ March 31, 2004		4.8%

Portfolio Duration @ March 31, 2004		3.9 yrs

Book Value Per Common Share @ March 31, 2004		$26.16

Shares Repurchased During the Three Months Ended March 31, 2004		0